GUARANTY

TO:	Citizens Bank, N.A., a national banking association (the “Bank”)

RE:	Premier Packaging Corporation, a New York corporation (the “Borrower”)

To induce the Bank to make or continue to make loans, advances, or grant other financial accommodations to the Borrower, in consideration thereof and for loans, advances or financial accommodations heretofore or hereafter granted by the Bank to or for the account of the Borrower, the undersigned Plastic Printing Professionals, Inc. (the “Guarantor”) absolutely and unconditionally guarantees the full and punctual payment to the Bank or each Bank Affiliate (this, and other capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Loan and Security Agreement of even date herewith, by and between the Borrower and the Bank) of all sums which may be presently due and owing and of all sums which shall in the future become due and owing to the Bank or to a Bank Affiliate from the Borrower, whether direct or indirect, whether as a borrower, guarantor, surety or otherwise, including, without limitation, interest, reasonable attorneys’ fees and other amounts accruing after the filing of a petition in bankruptcy by or against Borrower, notwithstanding the discharge of Borrower from such obligations, together with all costs and expenses incurred by the Bank in connection with such obligations, this Unlimited Guaranty (this “Guaranty”) and the enforcement thereof, and also guarantees the due performance by the Borrower of all its obligations under all other present and future contracts and agreements with the Bank or any Bank Affiliate, including, without limitation, all Hedging Contracts. This is a guaranty of payment and not collection.

Guarantor also agrees:

(1)	to indemnify, defend and hold Indemnitees harmless from and against all Claims, except Guarantor shall have no obligation hereunder to indemnify, defend or hold harmless any Indemnitee for any Claim to the extent the Claim is determined by a final, nonappealable judgment by a court of competent jurisdiction to have resulted directly and proximately from the actual, but not imputed, gross negligence or willful misconduct of the Indemnitee;

(2)	that this Guaranty shall not be impaired by any modification, supplement, extension, renewal or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, increase, release or other alteration of any of the obligations hereby guaranteed or of any security therefor, nor by any agreements or arrangements whatsoever with the Borrower or anyone else, all of which may be done without notice to or consent by the Guarantor;

(3)	that the liability of the Guarantor hereunder is direct and unconditional and due immediately upon uncured default or breach of the Borrower without demand or notice and without requiring the Bank or any Bank Affiliate first to resort to any other right, remedy or security;

(4)	that Guarantor shall have no right of subrogation, reimbursement or indemnity whatsoever until the Bank and each Bank Affiliate is indefeasibly paid in full, nor any right of recourse to security for the debts and obligations of the Borrower to the Bank or any Bank Affiliate;

(5)	that the liability of the Guarantor is unlimited and shall be joint and several with the liabilities of any other guarantors;

(6)	that if the Borrower or the Guarantor or any other guarantor should at any time become insolvent or make a general assignment, or if a petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against or in respect of the Borrower or the Guarantor, or any other guarantor of the obligations guaranteed hereby, any and all obligations of the Guarantor shall be immediately due and payable without notice;

(7)	that the Bank’s books and records showing the account between the Bank and the Borrower shall be admissible in any action or proceeding, shall be binding upon the Guarantor for the purpose of establishing the items therein set forth and shall constitute conclusive proof thereof;

(8)	that this Guaranty is, as to the Guarantor, a continuing Guaranty that shall remain effective under successive transactions until expressly terminated as hereinafter provided;

(9)	that this Guaranty may be terminated as to the Guarantor only by giving the Bank sixty (60) days’ prior written notice by registered or certified mail, and thereupon this Guaranty shall terminate with respect to Guarantor only at the expiration of said sixty (60) day period, which shall then be the effective date of termination, and that such termination shall be applicable only to transactions having their inception after the effective date of termination and shall not affect rights and obligations arising out of transactions or indebtedness or extensions or renewals thereof having their inception prior to such date, including renewals, extensions, modifications and refinancings of such prior transactions, or arising out of extensions of credit made pursuant to a commitment previously made by the Bank;

(10)	that the termination or dissolution of Guarantor shall not effect the termination of this Guaranty as to Guarantor;

(11)	that termination, release or limitation of any guaranty of the obligations guaranteed hereby by any other guarantor shall not affect the continuing liability hereunder of the Guarantor;

(12)	that nothing shall discharge or satisfy the liability of the Guarantor hereunder except the full indefeasible payment and performance of all of the Borrower’s debts and obligations to the Bank and all Bank Affiliates with interest and costs of collection;

(13)	that this Guaranty shall not be affected by the illegality, invalidity or unenforceability of the obligations guaranteed, by any fraudulent, illegal or improper act by the Borrower, the legal incapacity or any other defense of the Borrower, the Guarantor or any other person obligated to the Bank consequential to transactions with the Borrower nor by the invalidation, by operation of law or otherwise, of all or any part of the obligations guaranteed hereby, including but not limited to any interest accruable on the obligations guaranteed hereby during the pendency of any bankruptcy or receivership proceeding of the Borrower;

(14)	that any and all present and future debts and obligations of the Borrower to Guarantor are hereby waived and postponed in favor of and subordinated to the full indefeasible payment and performance of all present and future debts and obligations of the Borrower to the Bank;

(15)	the Guarantor hereby grants to the Bank a continuing lien and security interest in all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate to the Guarantor and any property of the Guarantor at any time in the possession of the Bank or any Bank Affiliate whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the obligations guaranteed hereby, and such deposits and other sums may be applied or set off against such obligations at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate;

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(16)	that if at any time payment of all or any part of the obligations guaranteed hereunder is rescinded or otherwise must be restored by the Bank to the Borrower or to the creditors of the Borrower or any representative of the Borrower or representative of the Borrower’s creditors for any reason whatsoever including as a result of a voidable preference or fraudulent transfer or conveyance upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor, or to the creditors of the Guarantor or any representative of the Guarantor or representative of the creditors of Guarantor upon the insolvency, bankruptcy or reorganization of the Guarantor or otherwise, this Guaranty shall continue to be effective or be reinstated, as the case may be, as though such payments had not been made, and shall survive as an obligation of the Guarantor, and shall not be discharged or satisfied by said payment or payments, notwithstanding the return of the original of this Guaranty to the Guarantor or to the Borrower, or any other apparent termination of Guarantor’s obligations hereunder;

(17)	that any rights and remedies available to the Bank under this Guaranty are cumulative, and not exclusive of any rights and remedies otherwise available to the Bank at law or in equity;

(18)	that the Bank’s delay or omission in exercising any of the Bank’s rights and remedies shall not constitute a waiver of these rights and remedies, nor shall the Bank’s waiver of any right or remedy operate as a waiver of any other right or remedy available to the Bank. The Bank’s waiver of any right or remedy on any one occasion shall not be considered a waiver of same on any subsequent occasion, nor shall this be considered to be a continuing waiver;

(19)	that this Guaranty incorporates all discussions and negotiations between the Bank and the Guarantor concerning the guaranty and indemnification provided by the undersigned hereby, and that no such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof, there are no preconditions to the effectiveness of this Guaranty and that no provision hereof may be altered, amended, waived, canceled or modified, except by a written instrument executed and acknowledged by the Bank’s duly authorized officer;

(20)	that this Guaranty and all documents which have been or may be hereinafter furnished by the Guarantor to the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, xerographic or similar process, and that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business); and

(21)	Guarantor will furnish to Bank as soon as available to Guarantor any financial data and information as Bank may reasonably request.

Guarantor waives: notice of acceptance hereof, presentment and protest of any instrument and notice thereof, notice of default and all other notices to which the Guarantor might otherwise be entitled; and any and all defenses, including without limitation, any and all defenses which the Borrower or any other party may have to the fullest extent permitted by law, any defense to this Guaranty based on impairment of collateral or on suretyship defenses of every type; any right to exoneration or marshaling. To the maximum extent permitted by law, Guarantor waives and terminates any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead law. To the extent that it lawfully may, Guarantor hereby further agrees not to invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Bank’s rights under this Guaranty or otherwise respecting the guaranteed obligations, and to the extent that it lawfully may do so, the Guarantor hereby irrevocably waives the benefits of all such laws. Except as otherwise provided by applicable law, the Bank shall have no duty as to the collection or protection of any collateral, if any, securing the guaranteed obligations beyond the safe custody thereof.

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Guarantor will from time to time execute and deliver to the Bank, and take or cause to be taken, all such other further action as the Bank may request in order to effect and confirm or vest more securely in the Bank all the rights contemplated in this Guaranty (including, without limitation, to correct clerical errors) or respecting any of the obligations guaranteed hereby or to comply with applicable statute or law.

The execution and delivery of this Guaranty is in furtherance of the Guarantor’s limited liability company purposes, is not contrary to or in violation of its operating agreement and the person executing this Guaranty on Guarantor’s behalf has been duly authorized to do so.

This Guaranty shall be governed by federal law applicable to the Bank and, to the extent not preempted by federal law, the laws of the Commonwealth/State of New York, shall be binding upon the heirs, executors, administrators, successors and assigns of the Guarantor and shall inure to the benefit of the Bank’s successors and assigns.

If any provision of this Guaranty is found to be invalid, illegal or unenforceable, the validity of the remainder of the Guaranty shall not be affected.

Guarantor irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in New York, over any suit, action or proceeding arising out of or relating to this Guaranty. Guarantor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Guarantor hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Guarantor’s address shown below or as notified to the Bank and (ii) by serving the same upon the Guarantor in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Guarantor.

GUARANTOR AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN WAIVED. GUARANTOR CERTIFIES THAT NEITHER THE BANK NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

[Signature page follows]

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Executed as an instrument under seal and dated as of June __, 2019.

Guarantor:

By:
Frank D. Heuszel, CEO

Address:	6 Framark Drive, PO Box 352,
Victor, New York 14564

[Signature Page to Plastic Printing Guaranty]

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